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                                                                    Exhibit 99


                             FOR IMMEDIATE RELEASE


SEPTEMBER 29, 1995


CONTACT:         MICHAEL L. STAINES
                 SENIOR VICE PRESIDENT
                 RESOURCE AMERICA, INC.
                 1521 LOCUST STREET
                 PHILADELPHIA, PA  19102
                 (215) 546-5005
                                                                     Page 1 of 1
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                            RESOURCE AMERICA, INC.
           ACQUIRES MANAGEMENT OF $70 MILLION in EQUIPMENT ON LEASE


Resource America, Inc., (NASDAQ: REXI) (the "Company") announces its acquisition of the managment of approximately $70 million in peripheral computer equipment leased to investment grade customers.

Resource America is a specialty-finance company principally engaged in the acquisition at substantial discount of income-producing mortgages. It is also engaged in the management and operation of energy investments. This acquisition increases the assets owned or under management of the Company to approximately $150 million.

Further, the Company announces that a special meeting of the stockholders (the "Meeting"), will be held on Monday, October 16, 1995 at 9:00 am in the Company's offices in Philadelphia, Pennsylvania. The purpose of the Meeting will be to consider and vote on proposals by the Board of Directors to (i) effect a division of the Company's common stock into Class A and Class B common stock, and (ii) amend the 1989 Key Employee Stock Option Plan. As previously announced, only those holders of the Company's common stock at the close of business on August 18, 1995 will be entitled to vote.